NorthWestern                                                        EXHIBIT 99.1
Corporation





                                                                    News Release
                                                                       NYSE: NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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                    FORMER NORTHWESTERN CORPORATION PRESIDENT
                         RESIGNS FROM BOARD OF DIRECTORS
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SIOUX FALLS, SD - May 1, 2003 - NorthWestern Corporation (NYSE: NOR) today announced that Richard R. Hylland, former president and chief operating officer, has resigned from NorthWestern's board of directors.

About NorthWestern
NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 595,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a provider of networked communications and data services and solutions to mid-sized businesses nationwide; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

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